EXHIBIT 99.1
JOINT FILING AGREEMENT

The undersigned hereby agree as follows:

(1)           Each of them is individually eligible to use the Schedule 13G to which this Exhibit is attached, and such Schedule 13G is filed on behalf of each of them; and

(2)           Each of them is responsible for the timely filing of such Schedule 13G and any amendments thereto, and for the completeness and accuracy of the information concerning such person contained therein, but none of them is responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate.

Date:  January 18, 2011

VEDANTA OPPORTUNITIES FUND, L.P.
By:	Vedanta Associates, L.P.
Its:	General Partner
By:	Vedanta Partners, LLC
Its:	General Partner

By:	/s/ Parag Saxena
Name:	Parag Saxena
Title:	CEO

VEDANTA ASSOCIATES, L.P.
By:	Vedanta Partners, LLC
Its:	General Partner

By:	/s/ Parag Saxena
Name:	Parag Saxena
Title:	CEO

VEDANTA PARTNERS, LLC

By:	/s/ Parag Saxena
Name:	Parag Saxena
Title:	CEO

ALESSANDRO PIOL

/s/ Alessandro Piol

PARAG SAXENA

/s/ Parag Saxena